                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   THE KUSHNER-LOCKE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
        determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           THE KUSHNER-LOCKE COMPANY
                      11601 WILSHIRE BOULEVARD, 21ST FLOOR
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 21, 1996

                            ------------------------

To the Shareholders:

    Notice is hereby given that a Special Meeting of Shareholders of The Kushner-Locke Company (the "Company") will be held at the Summit Hotel Bel-Air, 11461 Sunset Boulevard, Los Angeles, California on November 21, 1996, at 2:00 P.M. local time, to consider and vote upon the following:

    A. To amend the Company's Amended Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from the present amount of 80,000,000 shares to 150,000,000 shares;

    B. To amend the Company's Amended Articles of Incorporation, to provide for 1,000,000 authorized shares of Preferred Stock of the Company; and

    C. To make certain amendments to the Company's 1988 Stock Incentive Plan, including an increase of 3,000,000 shares of Common Stock reserved for issuance, and certain changes in accordance with new rules enacted under
        Section 16 of the Securities Exchange Act of 1934, as amended, as described herein.

    No other matters will be considered at the Special Meeting. Information concerning the aforementioned matters is set forth in the attached Proxy Statement, which is a part of this Notice.

    The Board of Directors of the Company has fixed October 8, 1996 as the record date for the determination of the shareholders entitled to notice of, and to vote at the Special Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Special Meeting or any adjournment(s) thereof.

    The Company's Board of Directors urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

    Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the vote to which such proxy pertains. You may revoke your proxy by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by you, or by attending the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                               By Order of the Board of Directors

                                               Donald Kushner
October 10, 1996                               CO-CHAIRMAN OF THE BOARD, CO-CHIEF EXECUTIVE
Los Angeles, California                        OFFICER AND SECRETARY

    TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                           THE KUSHNER-LOCKE COMPANY
                      11601 WILSHIRE BOULEVARD, 21ST FLOOR
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of The Kushner-Locke Company, a California corporation (the "Company") of proxies to be used at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the Summit Hotel Bel-Air, 11461 Sunset Boulevard, Los Angeles, California on November 21, 1996 at 2:00 P.M., local time, and any adjournment(s) thereof.

    The Company's principal executive offices are located at 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025, and its telephone number is (310) 445-1111.

    This Proxy Statement, Notice of Special Meeting and the accompanying proxy card(s) are being first mailed to shareholders on or about October 10, 1996. The Company has retained Georgeson & Company, Inc. to aid in the solicitation of proxies at a fee not expected to exceed $6,500, plus reasonable expenses. The Company may use the services of Georgeson & Company, Inc., its Directors, officers and other regular or temporary employees to solicit proxies personally or by telephone.

    Each proxy will be voted in accordance with the instructions therein. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: For approval of the amendments to the Company's Amended Articles of Incorporation and for approval of each of the amendments to the Company's 1988 Stock Incentive Plan (the "Plan"). No other business is to be brought before the Special Meeting.

    The proxy may be revoked by the shareholder at any time prior to its being voted. The proxy will continue in full force and effect unless and until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above, stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution regardless of the postmark dates on the envelope in which they are mailed.

GENERAL INFORMATION

    The Board of Directors has fixed October 8, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment(s) thereof. As of the end of business on the Record Date, 52,840,247 shares of common stock (the "Common Stock") of the Company were outstanding and entitled to vote at the meeting. The Common Stock is the only class of stock of the Company entitled to vote at the Special Meeting.

    Shareholders who own shares registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such shareholder are represented at the Special Meeting.

    The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business. The affirmative vote of a majority of shares of Common Stock outstanding on the Record Date will be necessary for approval of the amendment to increase the authorized Common Stock and the amendment to authorize preferred stock of the Company (the "Preferred Stock") and the affirmative vote of a majority of shares of Common Stock voting at the Special Meeting if a quorum is present will be necessary for the approval of the amendments to the Plan. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

    Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Special Meeting.

    If sufficient votes in favor of the proposals are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of any such adjournment.

    Dissenters' rights of appraisal will not be available under California law with respect to any proposal to be submitted by the Board of Directors at the Special Meeting.

                APPROVAL OF INCREASE IN AUTHORIZED CAPITAL STOCK

COMMON STOCK ARTICLES AMENDMENT -- GENERAL

    The Board of Directors has authorized, subject to shareholder approval, an amendment to the Company's Amended Articles of Incorporation ("Articles") to increase the number of authorized shares of Common Stock from 80,000,000 shares to 150,000,000 shares. The complete text of such amendment to the Articles (the "Common Stock Articles Amendment") is set forth in Exhibit A to this Proxy Statement and incorporated herein by this reference; however, such text is subject to change as may be required by the Secretary of State of the State of California (the "Secretary of State"). If the Common Stock Articles Amendment is approved by the necessary vote of the Company's shareholders, upon filing of the Common Stock Articles Amendment with the Secretary of State, the number of shares of Common Stock authorized by the Articles will be 150,000,000 shares of Common Stock (increased from 80,000,000 shares). The Board of Directors may make any and all changes to the Common Stock Articles Amendment that it deems necessary in order to file the Common Stock Articles Amendment with the Secretary of State and to give effect to the increase in the authorized shares of Common Stock of the Company.

    At the close of business on October 8, 1996, 52,840,247 shares of the Company's Common Stock were issued and outstanding, and an aggregate of 26,046,902 shares of the Company's Common Stock were reserved for various purposes, including 3,675,000 shares for issuance under the Company's 1988 Stock Incentive Plan (the "Plan"), 372,096 shares for issuance upon the exercise of individual grants outside of the Plan, 11,597,808 shares for issuance upon the exercise of outstanding warrants of the Company and 10,401,998 shares for issuance upon conversion of the Company's 10% Convertible Subordinated Debentures due 2000, Series A, 13 3/4% Convertible Subordinated Debentures due 2000, Series B, 8% Convertible Subordinated Debentures due 2000 and 9% Convertible Subordinated Debentures due 2002.

PURPOSES AND REASONS FOR THE COMMON STOCK ARTICLES AMENDMENT

    If the Common Stock Articles Amendment is approved by the shareholders at the Special Meeting, an additional 70,000,000 shares of authorized Common Stock will be available and not otherwise reserved for the purposes described above. These additional shares will be available for issuance from time to time upon the exercise of options which may in the future be granted to, among others, executives and Directors of the Company, to take advantage of opportunities in which the issuance of shares of Common Stock may be deemed advisable such as in equity financings or in acquisition transactions, and for such other purposes and consideration, and on such terms, as the Board of Directors may approve.

    On September 14, 1996, the Company entered into an employment agreement with Bruce St. J. Lilliston pursuant to which the Company agreed to hire Mr. Lilliston as the President and Chief Operating Officer of the Company effective October 1, 1996. As part of such agreement, the Company agreed to grant to Mr. Lilliston options to purchase up to 500,000 shares of Common Stock, upon the authorization by the shareholders of the Company of additional shares of Common Stock, with 125,000 of such options being granted and vested immediately, 50,000 and 75,000 of such options to be granted and vested one and two years, respectively, after the commencement of the term (the "Term") of the employment agreement (in each case subject to Mr. Lilliston reaching certain performance criteria to be established by the Board of Directors or a committee thereof), and 250,000 of such options to be granted three years after the commencement of the Term, one-half thereof to vest upon the grant thereof and the remainder to vest upon the reaching of certain performance criteria to be established by the Board of Directors or a committee thereof. If Mr. Lilliston's employment is extended for a second term pursuant to such agreement (the "Second Term"), the Company has agreed to grant Mr. Lilliston, subject to the authorization by the shareholders of the Company of additional shares of Common Stock, options to purchase up to an additional 500,000 shares of Common Stock, 100,000, 150,000 and 250,000 of such options to be granted one, two and three years, respectively, after the commencement of the Second Term with one-half of each such grant to vest immediately upon grant and the remainder thereof to vest upon Mr. Lilliston reaching certain performance criteria to be established by the Board of Directors or a committee thereof. The exercise price for such options shall be equal to the closing price of the Common Stock on the applicable date of grant.

    The Company has entered into an agreement, subject to final documentation, with New City Releasing ("New City") pursuant to which the Company has agreed to acquire, on a retroactive basis, one half of New City's interest in the KLC/New City Tele-Ventures joint venture (representing a 17.5% ownership interest in the joint venture as to which the Company currently holds a 65% ownership interest) for Common Stock equal in market value to $750,000. The issuance of such shares would be subject to, among other things, the completion and execution of such an agreement and authorization by the shareholders of the Company of additional shares of Common Stock at the Special Meeting or otherwise. If shares of Common Stock are so issued, the sale or transfer thereof would be restricted and New City would have registration rights with respect to such shares of Common Stock. There can be no assurance that the Company and New City will complete and execute such an agreement or if so entered into what would be the terms of such an agreement.

    No further vote of the shareholders of the Company will be required with respect to any such issuance. The timing of the actual issuance of additional shares of Common Stock will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors. The Company currently has no plans, agreements, arrangements, understandings or commitments for the issuance of Common Stock other than as described above and under "General." The Board of Directors of the Company believes it is in the Company's best interest to have such additional shares authorized as such shares will provide the Company added flexibility in the future to issue Common Stock for working capital purposes, acquisitions, employee benefit compensation or otherwise.

    The Common Stock has no conversion, preemptive or subscription rights and is not redeemable. The terms of the additional shares of Common Stock for which authorization is sought will be identical with the shares of Common Stock currently authorized and outstanding, and the Common Stock Articles Amendment will not affect the terms, or the rights of the holders, of such shares. Any additional issuance of Common Stock could, however, have a dilutive effect on the existing holders of Common Stock.

PREFERRED STOCK ARTICLES AMENDMENT -- GENERAL

    The Board of Directors has authorized, subject to shareholder approval, an amendment to the Company's Articles to authorize the issuance of up to 1,000,000 shares of Preferred Stock. The complete text of such amendment to the Articles (the "Preferred Stock Articles Amendment" and, together with the Common Stock Articles Amendment, the "Articles Amendments") is set forth in Exhibit B to this Proxy Statement and incorporated herein by this reference; however, such text is subject to change as may be required by the Secretary of State. If the Preferred Stock Articles Amendment is approved by the necessary vote of the Company's shareholders, upon filing of the Preferred Stock Articles Amendment with the Secretary of State, the Company will have 1,000,000 shares of Preferred Stock as an additional part of its authorized capital stock. The Board of Directors may make any and all changes to the Preferred Stock Articles Amendment that it deems necessary in order to file the Preferred Stock Articles Amendment with the Secretary of State and to give effect to the authorization of Preferred Stock as part of the authorized capital stock of the Company. The Board of Directors may, assuming that both the Preferred Stock Articles Amendment and the Common Stock Articles Amendment are approved by the necessary vote of the Company's shareholders, file the Preferred Stock Articles Amendment and the Common Stock Articles Amendment jointly in one filing.

PURPOSES AND REASONS FOR THE PREFERRED STOCK ARTICLES AMENDMENT

    If the Preferred Stock Articles Amendment is approved by the shareholders at the Special Meeting, 1,000,000 shares of Preferred Stock will be available for issuance from time to time. No shares of Preferred Stock are currently authorized.

    The Preferred Stock Articles Amendment provides that the Company's Board of Directors will have, without further authorization by the Company's shareholders, the authority to divide the Preferred Stock into one or more series of stock and to fix and determine the relative rights and preferences of the various series, including, but not limited to: the rate of dividend, if any; whether dividends will be cumulative or noncumulative; whether preferred stockholders will participate in dividends declared on Common Stock or other capital stock of the Company, if any; whether Preferred Stock may be redeemed and the terms of any such redemption; the amount payable upon shares in the event of voluntary or involuntary liquidation; the terms on which Preferred Stock may be converted to Common Stock or other capital stock of the Company, if any; and the voting rights, if any, of holders of Preferred Stock.

    The Board of Directors is asking for this authorization of the Preferred Stock in order to provide the Company's management the maximum amount of flexibility in structuring any transactions whereby the Company would, among other things, raise additional capital or acquire assets important to the growth or expansion of its business, including, but not limited to, an infusion of new equity capital to finance some of such growth or potential strategic investments. There is no plan, agreement, arrangement, understanding or commitment as of the date hereof for the sale of Preferred Stock to any person or entity. If issued, the Preferred Stock could have a dilutive effect on the existing holders of Common Stock.

ARTICLES AMENDMENTS -- GENERAL

    The issuance of additional shares of Common Stock or shares of Preferred Stock may be deemed to have an anti-takeover effect since such shares may, under certain circumstances, have the effect of creating, or be used to create, impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The increase in authorized Common Stock and the authorization of Preferred Stock may also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company, since the issuance of additional shares may be used to dilute such person's ownership of shares of the Company's voting stock. Moreover, because the various rights of preferred shareholders, if any, can be specified by the Company's Board of Directors, the Preferred Stock may be used for adoption of a shareholders rights plan or "poison pill." This proposal is not intended as an anti-takeover measure nor is the Board of Directors aware of any offers to acquire control of the Company.

    The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve each of the Common Stock Articles Amendment and the Preferred Stock Articles Amendment. The failure of the shareholders to approve either of the Articles Amendments will not affect the approval by the shareholders of the other Articles Amendment. The Board of Directors believes that the flexible capital structure created by the proposed increase in authorized shares of Common Stock, coupled with the proposed authorization of the Preferred Stock, is important to the Company's long-term business prospects, ability to raise capital and/or acquire assets as well as shareholder value and is therefore of the opinion that the adoption of the Articles Amendments is advisable and in the best interests of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
      VOTE "FOR" THE APPROVAL OF BOTH THE COMMON STOCK ARTICLES AMENDMENT
                  AND THE PREFERRED STOCK ARTICLES AMENDMENT.

                PROPOSED AMENDMENT TO 1988 STOCK INCENTIVE PLAN

GENERAL

    The Board of Directors proposes that the shareholders ratify certain amendments (the "Plan Amendment") to the Company's 1988 Stock Incentive Plan, as amended (the "Plan"), in order (i) to increase the number of shares of the Company's capital stock issuable pursuant to the Plan from 4,500,000 shares to 7,500,000 shares, (ii) for the Plan to comport with regulatory revisions to employee benefit plan exemptive rules promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) to make certain administrative modifications to the Plan. The Board of Directors believes the proposed Plan Amendment will aid the Company in retaining and motivating key employees and certain third parties by assuring the continuing availability of stock incentives in the appropriate circumstances.

SUMMARY OF EXISTING PLAN

    The Plan, as currently established, authorizes the granting of awards to qualified officers, employee Directors, key employees and third parties providing valuable services to the Company, e.g., independent contractors, consultants and advisors to the Company (individually an "Award"). At October 8, 1996 approximately 9 employees of the Company were eligible to receive Awards. The Plan is administered by a committee appointed by the Board of Directors and currently consisting of three or more members, each of whom must be disinterested or, in the absence of a committee, the Board of Directors (the "Committee"). The Committee determines the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards.

    Awards can be Stock Options ("Options"), Stock Appreciation Rights ("SARs"), Performance Share Awards ("PSAs") and Restricted Stock Awards ("RSAs"). The number and kind of shares available under the Plan are subject to adjustment in certain events. Shares relating to Options or SARs which are not exercised, shares relating to RSAs which do not vest and shares relating to PSAs which are not issued will again be available for issuance under the Plan.

    An Option may be an incentive stock option ("ISO") or a nonqualified Option. The exercise price for Options is to be determined by the Committee, but in the case of an ISO is not to be less than fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of Common Stock already owned by the participant for at least six months or, if authorized by the Committee, a promissory note secured by the Common Stock issuable upon exercise. In addition, the Award agreement may provide for "cashless" exercise and payment. Subject to early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related Award agreement (which may be six months after the date of grant) until the expiration date determined by the Committee. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock for which ISOs may be granted to any participant under the Plan and any other plan by the Company or its affiliates which are exercisable for the first time by such participant during any calendar year may not exceed $100,000.

    The Options granted under the Plan become exercisable on such dates as the Committee determines the terms of each individual Option. Options become immediately exercisable in full in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, unless the Committee arranges for the optionee to receive new Options covering shares of the corporation purchasing or acquiring the assets or stock of the Company in substitution of the Options granted under the Plan (which Options shall thereupon terminate). The Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exercisability of Options granted under the Plan. An ISO to a holder of more than 10% of the total combined voting power of all classes of stock of the Company must expire no later than five years from the date of grant. A nonqualified stock Option must expire no later than ten years from the date of the grant.

    The Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. Unexercised Options generally lapse three months after termination of employment other than by reason of retirement, disability or death in which case it terminates one year thereafter.

    An SAR is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of grant to the date of exercise. In its discretion, the Committee may grant an SAR concurrently with the grant of an Option. An SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Committee in its discretion may pay the amount in cash, shares of Common Stock, or a combination thereof.

    An RSA is an award of a fixed number of shares of Common Stock subject to restrictions. The Committee specifies the prices, if any, the recipient must pay for such shares. Shares included in an RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. These restrictions may not terminate earlier than six months after the Award date. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited.

    A PSA is an award of a fixed number of shares of Common Stock, the issuance of which is contingent upon the attainment of such performance objectives, and the payment of such consideration, if any, as is specified by the Committee. Issuance shall in any case not be earlier than six months after the Award date.

    The Plan also provides for certain stock depreciation protections, tax-offset bonuses and tax withholding using shares of Common Stock instead of cash.

    Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by that date or shares subject to the participant's PSAs which have not been issued shall be forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment or of service on the Committee must be exercised within certain specified periods of time from the date of termination, the period of time to depend on the reason for termination. Options which have not yet become exercisable on the date the participant terminates employment or service on the Committee for a reason other than retirement, death or total disability shall terminate on that date.

    The Board of Directors may, at any time, terminate, amend or suspend the Plan. In addition, the Committee may, with certain exceptions, amend any provision of the Plan.

    The Plan provides for the grant of Awards to purchase or transfer up to an aggregate of 4,500,000 shares of the Common Stock of the Company, of which no shares are available as of October 8, 1996 for future grant.

    The exercisability of all outstanding Awards may be accelerated, subject to the discretion of the Board of Directors, upon the occurrence of an "Event," defined in the Plan to include approval by the shareholders of the dissolution or liquidation of the Company, certain mergers, consolidations, sale of substantially all of the Company's business and/or assets and a "change in control." The Plan defines a change in control to have occurred if (i) a "person," as defined in Section 13(d) and 14(d) under the Exchange Act acquires 20% or more of the outstanding shares of Common Stock of the Company unless waived in advance by Committee, and (ii) during any two consecutive year periods there has been a change of a majority of the members of the Board of Directors, unless the election or nomination of the new Directors has been approved by at least three-fourths of the members still in office from the beginning of the two year period.

    The Plan provides for anti-dilution adjustments in the event of a reorganization, merger, combination, recapitalization, reclassification, stock dividend, stock split or reverse stock split; however, no such adjustment need be made if it is determined that the adjustment may result in the receipt of federally taxable income to optionees or the holders of Common Stock or other classes of the Company's securities. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company is not the surviving entity, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited unless assumed by the successor corporation.

    The Plan currently provides that the Board of Directors may amend the Plan at any time; provided, however, that no amendment may operate to increase the maximum number of aggregate shares issuable, materially increase the benefits accruing to participants or change the classes of eligible persons under the Plan without the approval of the holders of a majority of the shares of Common Stock.

PLAN AMENDMENT

    The Plan Amendment, if approved by shareholders, will increase the number of shares available under the Plan from 4,500,000 shares of Common Stock to 7,500,000 shares. Other elements of the Plan Amendment are discussed below.

    Pursuant to the Plan Amendment, the Committee shall consist of at least two members of the Board of Directors who qualify as "Non-Employee Directors" as defined in the revised Rule 16b-3 promulgated pursuant to Section 16 of the Exchange Act ("Rule 16b-3"). The Board of Directors will have the power to amend the Plan without obtaining shareholder approval to the fullest extent permitted by Rule 16b-3 or any successor thereto, and any other applicable law or regulation, including, without limitation, amendments that would (i) increase the maximum number of aggregate shares issuable under the Plan, (ii) materially increase the benefits accruing to Plan participants, and (iii) change the classes of eligible persons under the Plan. To the extent the Board of Directors determined that shareholder approval of an amendment would be required under applicable law or regulation, such amendment would become effective once approved by the Board of Directors and a majority of the Company's shareholders voting at a meeting at which a quorum is present. In accordance with Rule 16b-3, the Plan Amendment also eliminates the requirement that Awards may not be exercisable until six months after the Award date although the Committee may specify such requirement in any particular grant. In addition, the Plan Amendment makes certain non-substantive administrative changes to the Plan.

    The text of the Plan Amendment is set forth in full on Exhibit C to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit C.

CERTAIN FEDERAL INCOME TAX MATTERS

    The tax consequences with respect to Awards are quite complex and subject to change. Thus, the following discussion is general in nature and does not purport to be complete. Options granted under the Plan will not result in the recognition of income by the recipient at the time of grant. However, upon the exercise of an Option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Stock purchased upon such exercise, and the Company will generally be entitled to a deduction of a like amount. Recipients of RSAs will not ordinarily recognize income upon receipt of the Award absent an election under the Code to recognize income upon the date of grant. Income will be recognized in an amount equal to the difference between the purchase price of the Stock and the fair market value of the Stock on the date of vesting (or grant, if the above-referenced election has been made), and the Company will generally be entitled to a deduction of a like amount. For a discussion of the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), see "Executive Compensation--Compliance with Internal Revenue Code Section 162(m)."

    Each Director and executive officer of the Company who is eligible to receive Awards under the Plan can be considered to have an interest in the vote on this proposal.

    The affirmative vote of a majority of shares of Common Stock voting at the Special Meeting if a quorum is present will be necessary for the approval of the Plan Amendment. The Board of Directors shall have the power to delay implementation of the increase in number of shares set forth in the Plan Amendment if the Common Stock Articles Amendment is not approved by the shareholders.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
           SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT

                  BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

    The following table sets forth certain information as of October 8, 1996 concerning the beneficial ownership of Common Stock, by (i) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of the current Directors of the Company; (iii) each executive officer of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended September 30, 1995 (the "Named Executive Officers"); (iv) two executive officers of the Company whose term of employment began after September 30, 1995; and (v) all current Directors and executive officers of the Company as a group.

                                                                    COMMON STOCK          PERCENT OF
BENEFICIAL OWNER                                                 BENEFICIALLY OWNED        CLASS(8)
------------------------------------------------------------  -------------------------   ----------
Peter Locke (Director) .....................................      3,346,017(1)                6.29
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Donald Kushner (Director) ..................................      3,346,942(1)(2)             6.29
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Bruce St. J. Lilliston .....................................        125,000(3)                   *
11601 Wilshire Blvd, 21st floor
Los Angeles, AC 90020

James L. Schwab ............................................              0(4)                   *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Lenore Nelson ..............................................              0(5)                   *
9150 Wilshire Blvd., Ste. 205
Beverly Hills, CA 90212

S. James Coppersmith (Director) ............................         25,000                      *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Stuart Hersch (Director) ...................................        427,096(6)                   *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Milton Okun (Director) .....................................        512,821(7)                   *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

All directors and executive officers as a group
 (eight individuals)........................................      7,782,876(1)(2)(6)(7)      14.63

------------------------

 * Less than 1%

(1) Includes 360,000 shares subject to options which are currently exercisable or exercisable within 60 days of the date hereof, and excludes 540,000 options which are not currently exercisable or exercisable within 60 days of the date hereof.

(2) Includes 200,000 shares owned by a corporation controlled by Mr. Kushner.

(3) Mr Lilliston was hired as President and Chief Operating Officer of the Company effective October 1, 1996. Includes 125,000 shares subject to options which are currently exercisable.

(4) Mr. Schwab was hired as Chief Financial Officer of the Company effective April 29, 1996.

(5) Ms. Nelson's employment agreement, pursuant to which she was the Chief Financial Officer, Executive Vice President and Assistant Secretary of the Company, terminated in April, 1996.

(6) Includes 427,096 shares subject to options currently exercisable.

(7) Represents shares of Common Stock issuable upon conversion of the Company's 8% Convertible Subordinated Debentures due December 15, 2000 ("8% Debentures") owned by Mr. Okun.

(8) As a percentage of the 52,840,247 shares outstanding on October 8, 1996 plus certain shares issuable upon conversion of convertible securities or subject to certain options held by such person or persons.

    Messrs. Kushner and Locke have entered into an agreement dated October 1, 1988 (the "Cross-Purchase Agreement"), which provides that (i) upon the death of either party, the surviving party is obligated to purchase the number of the decedent's shares in the Company, the aggregate value of which equals $3,500,000 (a $3,500,000 life insurance policy has been taken out by the Company for the benefit of each of Messrs. Kushner and Locke on the life of the other person), and the surviving party shall have the option, but not the obligation, to purchase the remaining shares at the same price per share if the insurance proceeds are less than the aggregate purchase price for all of the decedent's shares; (ii) if either party desires to sell his shares of Common Stock, other than in market transactions, the other party shall have a right of first negotiation with respect to such shares; and (iii) if either of Messrs. Kushner or Locke is no longer employed by the Company by reason of termination (A) by such person, (B) for cause, (C) on account of disability or (D) by expiration of such person's employment agreement, and the other party is employed, the employed party will have the right to purchase the other party's shares for an amount equal to 90% of the average of the bid and asked price per share for the 30 days prior to the date on which such right is exercised. The option or right must be exercised no sooner than three months or later than six months from the date employment is terminated and must be accompanied by payment equal to 10% of the aggregate purchase price. The balance of the purchase price is to be paid in cash no later than six months from the date of exercise. Messrs. Kushner and Locke have entered into a Trust Agreement, dated October 1, 1988, to effectuate the provisions of the Cross-Purchase Agreement.

                           COMPENSATION OF DIRECTORS

    Directors who are also executive officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any committee thereof.

    Peter Locke, Donald Kushner and Milton Okun will receive no compensation for serving as a member of the Board of Directors. S. James Coppersmith and Stuart Hersch received $20,000 and $25,000, respectively, payable quarterly for fiscal 1995 for serving on the Board of Directors and any committees thereof.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table sets forth the cash compensation paid or accrued by the Company during the fiscal years ended September 30, 1995, September 30, 1994 and September 30, 1993 to each of the Named Executive Officers.

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                        ANNUAL            AWARDS
                                                                   COMPENSATION(1)     -------------
                                                                 --------------------   SECURITIES
                                                      FISCAL      SALARY      BONUS     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR          $          $       OPTIONS/SAR   COMPENSATION-$(2)
--------------------------------------------------  -----------  ---------  ---------  -------------  -----------------

Peter Locke.......................................        1995     425,000     --           --               32,057
Co-Chairman, Co-Chief.............................        1994     400,000     --         900,000/0           8,765
 Executive Officer and President..................        1993     397,000     --           --                8,765

Donald Kushner....................................        1995     425,000     --           --               29,255
Co-Chairman, Co-Chief Executive...................        1994     400,000     --         900,000/0           8,065
 Officer and Secretary............................        1993     397,000     --           --                8,065

Lenore Nelson.....................................        1995     182,000      5,000       --               --
Former Chief Financial Officer, Executive.........        1994      78,000     25,000     225,000/0          --
 Vice President and Assistant Secretary(3)........        1993      --         --           --               --

------------------------

(1) Does not include prerequisites including non-accountable expense allowances in the case of Messrs. Kushner and Locke, which do not exceed the lesser of 10% of annual salary and bonus reported or $50,000.

(2) Term life insurance premiums paid by the Company on behalf of the Named Executive Officer in respect of a $3,5000,000 policy and disability insurance premiums paid by the Company on behalf of the Named Executive Officer.

(3) Ms. Nelson served in such capacities from April 24, 1994 until her employment agreement terminated in April 1996.

EMPLOYMENT AND COMPENSATION ARRANGEMENTS

    MESSRS. KUSHNER AND LOCKE. In March 1994, Messrs. Kushner and Locke each agreed to an amendment to his respective employment agreement with the Company to (i) extend the term of the agreement to September 1998 and (ii) reduce the maximum annual performance bonus that each may receive to 4% of pre-tax earnings for the applicable period up to a maximum of $200,000 in fiscal 1994, $220,000 in fiscal 1995, $250,000 in fiscal 1996, $270,000 in fiscal 1997 and $290,000 in fiscal 1998. As approved by the Board of Directors in February 1996 and May 1996, Messrs. Kushner and Locke amended their employment agreements to waive their pre-tax earnings performance bonus in the event the Company's annual net income in fiscal 1996 is less than $1,250,000, but shall receive 6% of pre-tax earnings of the Company for fiscal 1996 in excess of $1,250,000 and up to $3,166,666; and shall receive 4% of pre-tax earnings of the Company for fiscal 1996 in excess of $3,166,666, but in no event shall either one of them be entitled to receive greater than $250,000 of performance bonus.

    Under the March 1994 revised employment agreements, Messrs. Kushner and Locke each received a base salary of $425,000 in fiscal 1995 and will receive a base salary of $425,000 in each of fiscal 1996 through fiscal 1998, subject to potential increase upon review of such salaries by the Company's Board of Directors. In connection with these amendments, the Company retained KPMG Peat Marwick Performance and Compensation Management Consulting to review the proposed agreements prior to the Board of

Directors' approval of the amendments. The consultants reviewed the proposed compensation package, including the option awards discussed below (but excluding the fringe benefits discussed below), and compared such package to eight similarly sized or slightly larger entertainment companies for which data was publicly available. The consultants determined that the proposed compensation fell within the competitive norm for such companies and noted the Company's shift in the emphasis to balance payment-for-performance and integration with long-term shareholder returns.

    In order to induce Messrs. Kushner and Locke to enter into the March 1994 amended employment agreements, the Company granted to each, as of March 7, 1994, options to purchase 900,000 shares of Common Stock at an exercise price per share equal to $0.84 (the last reported sale price of the Common Stock on the date of the initial closing of the 8% Debentures) (the "Option Grant"). The options vest over a five-year period, with 20% vesting at each anniversary of the date of grant (subject to possible acceleration following a "change-in-control" as defined in the Company's 1988 Stock Incentive Plan). Options to purchase up to 360,000 shares of Common Stock have vested to each officer as of September 24, 1996. The Option Grant was voted on and approved by shareholders at the Annual Meeting of Shareholders held May 17, 1994.

    The Company also provides Messrs. Kushner and Locke with certain fringe benefits, including payment of an amount equal to the premiums in respect of $3,500,000 of term life insurance (Messrs. Kushner and Locke have designated the other person as the beneficiary) and disability insurance for each person. The agreements permit Messrs. Kushner and Locke to collect outside compensation to which they may be entitled and to provide incidental and limited services outside of their employment with the Company and to receive compensation therefor, so long as such activities do not materially interfere with the performance of their duties under the agreements. Each of Messrs. Kushner and Locke also may require the Company to change its name to remove his name within one year after the expiration or termination of the term of his employment, except for product released prior to such termination, and except that the Company may continue to use such name for a period of one year after such notice.

    As currently in effect, the employment agreements for Messrs. Kushner and Locke expire in September 1998. In connection with any future extension of such agreements, it is likely that Messrs. Kushner and Locke will request an increase in cash compensation and/or additional option grants, which actions would require approval by the Board of Directors.

    MR. SCHWAB. Effective on April 29, 1996, the Company hired James L. Schwab as its new Chief Financial Officer replacing Ms. Nelson after the term of her employment agreement expired.

    MS. NELSON. Pursuant to an agreement dated as of April 25, 1994, the Company granted Ms. Nelson options to acquire an aggregate of 225,000 shares of Common Stock at an exercise price of $0.75 per share (the last reported sale price of the Common Stock on the date of the grant). Such options were scheduled to vest in installments of 75,000 shares over a three-year period on each anniversary of the date of the grant with options to acquire 150,000 shares of Common Stock vesting prior to the expiration of Ms. Nelson's term of employment with the Company (such options were subsequently exercised and the underlying shares of Common Stock sold by Ms. Nelson).

RELATED PARTY TRANSACTIONS

    Stuart Hersch, a member of the Board of Directors of the Company, became a consultant to the Company effective April 1, 1996. In addition to compensation paid to Mr. Hersch as a Director, he is paid $7,500 per month for such consulting services. Mr. Hersch is assisting the Company in analyzing potential strategic acquisitions and is providing the Company with consulting services in connection with the Company's involvement in infomercials. This agreement is on a month to month basis as needed by the Company.

OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1995

    The Company granted no options to any of the Named Executive Officers in the fiscal year ended September 30, 1995.

AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30, 1995 AND
  FY-END OPTION/SAR VALUES

                                                                                      NUMBER OF SECURITIES
                                                                                           UNDERLYING
                                                                                           UNEXERCISED          VALUE OF
                                                                                          OPTIONS/SARS        IN-THE- MONEY
                                                       SHARES                               AT FY-END         AT FY-END ($)
                                                     ACQUIRED ON          VALUE           EXERCISABLE/        EXERCISABLE/
                      NAME                          EXERCISE (#)      REALIZED ($)        UNEXERCISABLE       UNEXERCISABLE
------------------------------------------------  -----------------  ---------------  ---------------------  ---------------

Peter Locke.....................................            -0-               N/A          180,000/720,000      $     0/0
Donald Kushner..................................            -0-               N/A          180,000/720,000      $     0/0
Lenore Nelson...................................            -0-               N/A           75,000/150,000      $     0/0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1995, the Board of Directors did not have a compensation committee meeting. Rather, the full Board of Directors of the Company participated in deliberations and decisions regarding executive compensation. The option committee, comprised of board members Stuart Hersch, S. James Coppersmith and Milton Okun, did vote by Unanimous Written Consent to grant new options to certain employees and to reduce the exercise price of outstanding options for two employees (none of the foregoing for any of the Named Executive Officers) in connection with agreements to amend or extend their employment agreements with the Company. Other than Messrs. Kushner and Locke, no member of the Board of Directors was, during the fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries. During fiscal year 1995, Mr. Locke served as Co-Chairman of the Board, Co-Chief Executive Officer and President of the Company, and Mr. Kushner served as Co-Chairman of the Board, Co-Chief Executive Officer and Secretary of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Code, enacted in 1993, generally limits tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. Certain compensation, including Awards under the Plan, are not considered qualifying performance based compensation. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives. However, the Company does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future.

                                 MISCELLANEOUS

PROPOSALS OF SHAREHOLDERS

    To be considered for inclusion in the Company's proxy statement for the next Annual Meeting, proposals of shareholders intended to be presented at such meeting must be received by the Corporate Secretary, The Kushner-Locke Company, 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025, no later than December 9, 1996.

COST OF SOLICITING PROXIES

    The expense of preparing and mailing the Notice of Special Meeting, the Proxy Statement and the proxy card(s) and the fees and reasonable expenses of Georgeson & Company, Inc. will be paid by the Company. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that the Company will reimburse them for their reasonable expenses.

                                          By Order of the Board of Directors

                                          Donald Kushner
                                          Co-Chairman, Co-Chief Executive
                                          Officer and Secretary

                                                                       EXHIBIT A

                PROPOSED COMMON STOCK AMENDMENT TO THE ARTICLES
                 OF INCORPORATION OF THE KUSHNER-LOCKE COMPANY

ARTICLE FOUR of the Amended Articles of Incorporation is amended by replacing the reference to "Eighty Million (80,000,000)" with "One Hundred Fifty Million (150,000,000)."

                                                                       EXHIBIT B

               PROPOSED PREFERRED STOCK AMENDMENT TO THE AMENDED
             ARTICLES OF INCORPORATION OF THE KUSHNER-LOCKE COMPANY

ARTICLE FOUR of the Amended Articles of Incorporation is amended to read in its entirety as follows:

    A. AUTHORIZED SHARES. The aggregate number of shares of capital stock that the Corporation is authorized to issue is Eighty One Million 81,000,000 [One Hundred Fifty-One Million (151,000,000) if the Common Stock Articles Amendment is approved] shares, consisting of (i) Eighty One Million 81,000,000 [One Hundred Fifty Million (150,000,000) if the Common Stock Articles Amendment is approved] shares of Common Stock, and (ii) one million (1,000,000) shares of Preferred Stock. All cross-references in each subdivision of this ARTICLE FOUR refer to other paragraphs in such subdivision unless otherwise indicated.

    B.  COMMON STOCK.

         1. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

         2. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution.

         3. Except as otherwise provided by law and except as may be determined by the Board of Directors with respect to the Preferred Stock pursuant to Section C of ARTICLE FOUR, only the holders of Common Stock shall be entitled to vote for the election of Directors of the Corporation and for all other corporate purposes. Upon any such vote, the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

    C. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of the Amended Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof, prior to the issuances of any shares thereof. Unless otherwise provided in the resolution establishing a series of Preferred Stock, prior to the issue of any shares of a series so established or to be established, the Board of Directors may, by resolution, amend the relative rights and preferences of the shares of such series, and, after the issue of shares of a series whose number has been designated by the Board of Directors, the resolution establishing the series may be amended by the Board of Directors to increase (but not above the total authorized shares of the class) or to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

    The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

         1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Amended Articles of Incorporation of the Corporation, including (but not limiting the generality thereof) the following:

            (a) The number of shares to constitute each such series, and the designation of each such series;

            (b) The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of stock, and whether such dividends shall be cumulative or non-cumulative;

            (c) Whether the shares of each such series shall be subject to redemption by the Corporation and if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

            (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series;

            (e) Whether or not the shares of each such series shall be convertible into or exchangeable for shares of any other class or classes or any other series of any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange;

            (f) The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of Directors or otherwise;

            (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

            (h) The rights of the holders of the shares of each such series upon the dissolution of, or upon the distribution of the assets of, the Corporation.

         2. Except as otherwise required by law and except for such voting powers with respect to the election of Directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting powers whatsoever. Any amendment of the Amended Article of Incorporation of the Corporation which shall increase or decrease the number of authorized shares of any class or classes of stock may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                                                       EXHIBIT C

           PROPOSED SECOND AMENDMENT TO THE 1988 STOCK INCENTIVE PLAN
                          OF THE KUSHNER-LOCKE COMPANY

    WHEREAS, The Kushner-Locke Company maintains The Kushner-Locke Company 1988 Stock Incentive Plan (the "Plan"); and

    WHEREAS, Section 7.7 of the Plan provides that the Board of Directors may amend the Plan; and

    WHEREAS, the following amendments to the Plan (the "Amendment") have been duly approved by the Board of Directors and by the affirmative vote of the holders of the majority of the Company's stock present or represented and entitled to vote at the Special Meeting of Shareholders held on November 21, 1996;

    NOW THEREFORE, in accordance with Section 7.7 of the Plan, the Plan is hereby amended as follows, effective as of November 1, 1996:

                                     FIRST

    All references in the Plan to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") are hereby amended to refer to Section 422 of the Code.

                                     SECOND

    The definition of "Committee" in Section 1.1(i) of the Plan, as originally numbered, is hereby amended in its entirety, to read as follows:

    "(i) "Committee" shall mean either a committee appointed by the Board, consisting of two or more members, each of whom is a Non-Employee Director, or the entire Board."

                                     THIRD

    Section 1.1 of the Plan is hereby amended by deleting the definition of "Disinterested" in Section 1.1(m), as originally numbered, in its entirety, and the remaining subsections of Section 1.1 are hereby renumbered accordingly, to the extent necessary.

                                     FOURTH

    Section 1.1 of the Plan is hereby amended by adding the following definition thereto as Section 1.1(r), and the remaining subsections are hereby renumbered accordingly, to the extent necessary :

    "(r) "Non-Employee Director" shall mean a Non-Employee Director within the meaning of the applicable regulatory requirements promulgated under Section 16 of the Exchange Act."

                                     FIFTH

    Section 1.1 of the Plan, is hereby amended by deleting the definition of "Stock Depreciation Right" in Section 1.1(dd) as originally numbered, in its entirety, and the remaining subsections of Section 1.1 are hereby renumbered accordingly, to the extent necessary.

                                     SIXTH

    The final sentence of Section 2.2(a) of the Plan is hereby amended to add the following at the end of such sentence:

    "(other than functions which are required to be performed by the Committee pursuant to regulations promulgated under Section 16 of the Exchange Act)."

                                    SEVENTH

    Section 2.3 of the Plan is hereby amended to delete the final sentence thereof.

                                     EIGHTH

    The second sentence of Section 2.4 is hereby amended in its entirety, to read as follows:

    "The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 7,500,000 shares, subject to adjustment as set forth in Section 7.2"

                                     NINTH

    Section 2.5 of the Plan is hereby amended to delete Section 2.5(b), and the former Section 2.5(a) shall hereafter be renumbered as Section 2.5.

                                     TENTH

    Section 3.2(a) of the Plan is hereby amended to delete the provision at the end of the second sentence.

                                    ELEVENTH

    Section 3.3 of the Plan is hereby amended in its entirety, to read as follows:

    "Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date of an Incentive Option or 10 years and one day after the Award Date of a Nonqualified Stock Option and shall be subject to earlier termination as hereinafter provided."

                                    TWELFTH

    The first sentence of Section 3.4 of the Plan is hereby amended in its entirety, to read as follows:

    "Except as otherwise provided in Section 7.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement, and thereafter shall remain exercisable until the expiration or earlier termination of such Option."

                                   THIRTEENTH

    Section 3.5(a) of the Plan is hereby amended in its entirety, to read as follows:

    "The aggregate Fair Market Value (determined as of the Award Date) of the Common Stock for which Incentive Stock Options may first become exercisable by any Participant during any calendar year under this Plan (other than as a result of acceleration pursuant to Section 7.4 or 7.2), together with that of Common Stock subject to incentive stock options first exercisable by such Participant under any other plan of the Corporation or any subsidiary, shall not exceed $100,000. To the extent such limitation is exceeded as a result of acceleration (or any other reason), Options shall be treated as Nonqualified Stock Options."

                                   FOURTEENTH

    Section 3.6 of the Plan is hereby amended in its entirety to read as follows:

    "In its discretion the Committee may, in the Award Agreement, provide for a Tax-Offset Bonus to any Participant who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option. The Tax-Offset Bonus shall be in the form of a cash payment equal to a percentage of the difference between the exercise price and the lesser of (i) the Fair Market Value on the date of exercise of the Common Stock with respect to which the disqualifying disposition occurs, or (ii) the amount realized from such disqualifying disposition. Such percentage shall be set out in the Award Agreement and shall be designed to offset the impact of additional taxes which result from the disqualifying disposition. Notwithstanding the preceding sentence, the Committee may reserve the right to from time to time change the percentage applicable with respect to the Award Agreement."

    All references in the Plan to Section 3.6(b) shall hereafter refer to
Section 3.6.

                                   FIFTEENTH

    Section 4.2(d) of the Plan is hereby amended in its entirety, to read as follows:

    "(d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement."

                                   SIXTEENTH

    The second sentence of Section 5.1 of the Plan is hereby amended in its entirety, to read as follows:

    "Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares."

                                  SEVENTEENTH

    The second sentence of Section 6.1 of the Plan is hereby amended in its entirety, to read as follows:

    "A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based."

                                   EIGHTEENTH

    Section 7.3(b) of the Plan is hereby amended in its entirety, to read as follows:

    "If the Participant's employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, 12 months from the date of termination of employment (or 3 months from the date of termination of employment as a result of Retirement with respect to an Incentive Stock Option) to exercise any Option to the extent it shall have become exercisable by that date, and any Option not exercisable on that date shall terminate."

                                   NINETEENTH

    The first sentence of Section 7.4 of the Plan is hereby amended in its entirety, to read as follows:

    "Unless prior to an Event the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated upon the occurrence of an Event (i) each Option and each Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant."

                                   TWENTIETH

    The first sentence of Section 7.7(a) of the Plan is hereby amended , in its entirety, to read as follows:

    "The Board shall have the authority at any time to terminate or, from time to time, to amend or modify or suspend this Plan (or any part thereof) without obtaining shareholder approval to the fullest extent permitted by Rule 16b-3 or any successor thereto, except to the extent the Board determines that such shareholder approval is required by any other applicable law or regulation, in which case such amendment shall be effective once approved by the Board and a majority of the shareholders."

                                  TWENTY-FIRST

    Section 7.7 of the Plan is hereby amended by deleting Section 7.7(b) in its entirety and the remaining subsection is renumbered accordingly.

    Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer as of the date first set forth above.

                                               THE KUSHNER-LOCKE COMPANY

Date:                                          By:
                                               Name:
                                               Title:
Attest:


PROXY                      THE KUSHNER-LOCKE COMPANY
                      11601 WILSHIRE BOULEVARD, 21ST FLOOR
                         LOS ANGELES, CALIFORNIA 90025

     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE KUSHNER-LOCKE COMPANY
             FOR NOVEMBER 21, 1996 SPECIAL MEETING OF SHAREHOLDERS

    The undersigned, revoking any previous proxies for such stock, hereby appoints each of Donald Kushner, Peter Locke and Jerry Rubin, as attorney and agent, acting individually or by a majority of those present, with full power of substitution, to vote as proxy in the name, place and stead of the undersigned at the Special Meeting of shareholders of THE KUSHNER-LOCKE COMPANY to be held on November 21, 1996 and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present. Without limiting the generality hereof, each of such persons is authorized to vote as hereinafter specified upon the proposals listed on this proxy and described in the Proxy Statement for the meeting.

    The shares represented by this proxy shall be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES SHALL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. The Board of Directors has proposed the matters set forth below for the vote of the shareholders of THE KUSHNER-LOCKE COMPANY.

    The Board of Directors recommends a vote FOR the items below.

    Approval of the Common Stock Amendment to the Company's Amended Articles of
Incorporation:

  FOR / /   AGAINST / /   ABSTAIN / /

    Approval of the Preferred Stock Amendment to the Company's Amended Articles of Incorporation:

  FOR / /   AGAINST / /   ABSTAIN / /

    Approval of the Amendment to the Company's 1988 Stock Incentive Plan:

  FOR / /   AGAINST / /   ABSTAIN / /

                                         IMPORTANT: Please sign your name or
                                         names exactly as stenciled on this
                                         proxy. When signing as attorney,
                                         executor or administrator, trustee or
                                         guardian, please give your full title
                                         as such.

                                         _______________________________________
                                                        Signature

                                         _______________________________________
                                                        Signature

                                         Date: ___________________________, 1996

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
        A STAMPED AND ADDRESSED ENVELOPE HAS BEEN PROVIDED FOR YOUR USE.